UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1706 S. Midkiff, Bldg. B
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

(432) 688-0012

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 12, 2018, ProPetro Holding Corp. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Pioneer Natural Resources Pumping Services LLC (“Pioneer Pumping Services”) and Pioneer Natural Resources USA, Inc. (“Pioneer”, and together with Pioneer Pumping Services, the “Sellers”) for the purchase of certain assets and real property related to the Sellers’ pressure pumping, pump down and coiled tubing services (the “Acquisition”) for total consideration of $110 million in cash, which will be paid in two installments, and 16,600,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”).

Consummation of the Acquisition is subject to satisfaction or waiver of various conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”) and (4) other closing conditions. The Acquisition is expected to close in the fourth quarter of 2018.

The Purchase Agreement contains certain termination rights for the Company and the Sellers, including, among others, if (i) the closing has not occurred on or prior to January 11, 2019 (as may be extended by the parties if the HSR Act closing conditions have not been satisfied) through no fault of the terminating party; and (ii) any of the conditions to closing specified in the Purchase Agreement are not satisfied by the closing date through no fault of the terminating party.

Additionally, if the Purchase Agreement is terminated by the Sellers or the Company due to certain uncured breaches of the Agreement by Pioneer or Pioneer Pumping Services, on the one hand, or the Company, on the other hand, the non-breaching party will be entitled to receive as liquidated damages a termination fee in the amount of $20 million.

Pressure Pumping Services Agreement

Upon the closing of the Acquisition, ProPetro Services, Inc., a wholly owned subsidiary of the Company (“ProPetro Services”), and Pioneer will enter into a Pressure Pumping Services Agreement, pursuant to which ProPetro Services will provide pressure pumping services to Pioneer. Pursuant to this agreement, ProPetro Services will deliver and dedicate hydraulic fracturing fleets to provide fracture stimulation pumping services, including all pump down operations associated therewith, and provide associated products in connection with such services. Pioneer will agree to pay ProPetro Services a service fee calculated on a per well basis.  The services provided and fees payable under the Pressure Pumping Services Agreement are subject to certain adjustments with respect to reservation periods, non-productive time and fleet mobilization time.

The Pressure Pumping Services Agreement will have a term of ten years ending on December 31, 2028; provided, that Pioneer has the right to terminate the Pressure Pumping Services Agreement, in whole or part, effective as of December 31 of each of the calendar years of 2022, 2024 and 2026.  Pioneer has the option to add additional fleets from ProPetro Services prior to December 31, 2022.

Additionally, Pioneer will grant ProPetro Services a right of first offer with respect to any coiled tubing services that may be required by Pioneer as part of the services provided under the Pressure Pumping Services Agreement, on the terms and conditions set forth therein.

Investor Rights Agreement

Upon the closing of the Acquisition, the Company and Pioneer Pumping Services will enter into an Investor Rights Agreement, pursuant to which Pioneer Pumping Services, among other things, will be granted (i) the one-time right to designate an independent director to the board of directors of the Company and (ii) the right to designate a non-independent director to the board of directors of the Company for so long as Pioneer Pumping Services owns 5% or more of the Company’s outstanding common stock.

In addition, pursuant to the Investor Rights Agreement, Pioneer Pumping Services will agree not to, directly or indirectly, sell or otherwise dispose of the Stock Consideration for a period ending 180 days following the closing of the Acquisition.

Registration Rights Agreement

Upon the closing of the Acquisition, the Company and Pioneer Pumping Services will enter into a Registration Rights Agreement, pursuant to which the Company will be required to cause a shelf registration statement to be filed as promptly as reasonably practicable upon receipt of a written request from Pioneer Pumping Services or its transferee of the Stock Consideration. Pioneer Pumping Services will also have the right to demand, up to three times, that the Company undertake an underwritten offering of shares comprising the Stock Consideration so long as the minimum market price of the shares to be included in the offering is $30 million. In addition, Pioneer Pumping Services will have certain “piggyback” rights when the Company undertakes an underwritten offering of shares comprising the Stock Consideration, subject to customary cutbacks.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Stock Consideration contemplated thereunder set forth in Item 1.01 of this Report is incorporated into this Item 3.02 by reference. The Stock Consideration will be issued upon completion of the Acquisition in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Investor Rights Agreement” and “Registration Rights Agreement” is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: November 16, 2018	/s/ Mark Howell
Mark Howell
General Counsel